Exhibit 15.3

CONSENT OF QUALIFIED PERSON

Re:     Annual Report on Form 20-F of ArcelorMittal S.A. ("ArcelorMittal")

SLR Consulting (Canada) Ltd. ("SLR"), in connection with ArcelorMittal's Annual Report on Form 20-F for the year ended December 31, 2025 (the "2025 20-F"):
a.certifies that it supervised and validated the preparation of the original estimates of mineral resources and mineral reserves for the Mary River Mine as of December 31, 2023, which were used for the calculation of the estimates of mineral resources and mineral reserves by annual depletion method as described in the 2025 20-F;

b.consents to the use of and references to its name, including its status as an expert or "qualified
person" (as defined in Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and         Exchange Commission), in connection with the 2025 20-F, including in the consent of Baffinland Iron Mines with respect to the original estimates of mineral resources and mineral reserves for the Mary River Mine as of December 31, 2023, and the Registration Statements listed in paragraph (c) below; and

c.consents to the incorporation by reference of the 2025 20-F into the Registration Statements Nos. 333-147382, 333-153576, 333-162697 and 333-170117 on Form S-8 and the Registration Statement No. 333-278551 on Form F-3 (and any amendments or supplements thereto).

SLR is responsible for authoring, and this consent pertains to, the original estimates of mineral resources and mineral reserves for the Mary River Mine as of December 31, 2023. SLR certifies that it has read the 2025 20-F and that it fairly and accurately represents its role with respect to the original estimates of mineral resources and mineral reserves for the Mary River Mine as of December 31, 2023.

Dated February 10, 2026

SLR Consulting (Canada) Ltd.
Per:

/s/ Jason J. Cox
Jason J. Cox, P.Eng.
Global Technical Director - Canada Mining Advisory
+1 647 400-7769

CONSENT OF QUALIFIED PERSON

Re:     Annual Report on Form 20-F of ArcelorMittal

I, Hayley Pothier, an employee of Baffinland Iron Mines, in connection with ArcelorMittal's Annual Report on Form 20-F for the year ended December 31, 2025 (the "2025 20-F"):

a)     certify that I completed and validated the preparation of the mineral resource and mineral reserve estimates (calculated by annual depletion based on the original estimates of a qualified person of SLR Consulting (Canada) Ltd.) for the Mary River Mine;

b)     consent to the use of and references to my name, including my status as an expert or "qualified person" (as defined in Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission), in connection with the 2025 20-F, the Registration Statements listed in paragraph (c) below and mineral resource and mineral reserve estimates for the Mary River Mine; and

c)     consent to the incorporation by reference of the 2025 20-F into the Registration Statements Nos. 333-147382, 333-153576, 333-162697 and 333-170117 on Form S-8 and the Registration Statement No. 333-278551 on Form F-3 (and any amendments or supplements thereto).

I am responsible for authoring, and this consent pertains to, the mineral resource and mineral reserve estimates for the Mary River Mine. I certify that I have read the 2025 20-F and that it fairly and accurately represents the mineral resources and mineral reserve estimates for each property for which I am responsible.

Dated: 2026-02-23

/s/ Hayley Pothier
Hayley Pothier,
Principal Resource Geologist
P.Geo (Ontario) - Reg. No. 2734

CONSENT OF QUALIFIED PERSON

Re:     Annual Report on Form 20-F of ArcelorMittal

I, Jonathan Hey, an employee of Baffinland Iron Mines, in connection with ArcelorMittal's Annual Report on Form 20-F for the year ended December 31, 2025 (the "2025 20-F"):

a) certify that I supervised and validated the preparation of the mineral resource and mineral reserve estimates (calculated by annual depletion based on the original estimates of a qualified person of SLR Consulting (Canada) Ltd.) for the Mary River Mine;

b) consent to the use of and references to my name, including my status as an expert or "qualified person" (as defined in Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission), in connection with the 2025 20-F, the Registration Statements listed in paragraph (c) below and the mineral resource and mineral reserve estimates for the Mary River Mine; and

c) consent to the incorporation by reference of the 2025 20-F into the Registration Statements Nos. 333-147382, 333-153576, 333-162697 and 333-170117 on Form S-8 and the Registration Statement No. 333-278551 on Form F-3 (and any amendments or supplements thereto).

I am responsible for authoring, and this consent pertains to, the mineral resource and mineral reserve estimates for the Mary River Mine. I certify that I have read the 2025 20-F and that it fairly and accurately represents the mineral resources and mineral reserve estimates for each property for which I am responsible.

Dated: 2026-02-23

/s/ Jonathan Hey
Jonathan Hey,
Sr. Director, Exploration & Strategic Planning
P.Geo (Ontario) - Reg. No. 2972